EXHIBIT 23.2

                                     CONSENT

We hereby consent to the incorporation of our reserve reports by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 of Petrosearch Energy Corporation and in the related Prospectus (collectively, the "Registration Statement") of Petrosearch Energy Corporation registration statement on SB-2, which includes our name and information regarding our review of the reserve estimates of Petrosearch Energy Corporation. We further consent to the use of our name in the "Experts" section of the Registration Statement.


/s/ Ryder Scott Company
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Ryder Scott Company
Petroleum Consulting


Houston, Texas
May 23, 2006